UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
May 16, 2017

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”) was held on May 16, 2017. There were 13,442,092 shares outstanding and entitled to vote at the Annual Meeting. Of those shares, 10,758,975 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1 – the election of ten directors to serve on the board of directors until the 2018 annual meeting or until their successors have been elected and qualified;

2.	Proposal No. 2 – ratification of the selection of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2017;

3.	Proposal No. 3 – an advisory (non-binding) resolution to approve named executive officer compensation.

The following is a summary of the voting results for the matters voted upon by the shareholders.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Orin N. Bennett	6,463,400	363,710	3,931,865
Gary R. Burks	6,222,708	604,402	3,931,865
Randall S. Eslick	6,463,676	363,434	3,931,865
Joseph Q. Gibson	6,523,655	303,455	3,931,865
Jon W. Halfhide	6,433,676	393,434	3,931,865
Linda J. Miles	6,463,426	363,684	3,931,865
David H. Scott	6,462,250	364,860	3,931,865
Karl L. Silberstein	6,524,781	302,329	3,931,865
Terence J. Street	6,524,781	302,329	3,931,865
Lyle L. Tullis	6,462,500	364,610	3,931,865

Proposal No. 2 – Ratification of the Selection of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm for 2017

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,587,155	119,662	52,158	0

Proposal No. 3 – Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,996,521	183,538	647,051	3,931,865

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2017

/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President - Chief Operating Officer

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